SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 1, 2006
Ford Credit Floorplan Master Owner Trust A
(Issuer of the notes)
Ford Motor Credit Company
(Exact name of Sponsor as specified in its charter)

Ford Credit Floorplan Corporation	Ford Credit Floorplan LLC

(Exact names of registrants as specified in their respective charters)

Delaware (State or Other Jurisdiction of Incorporation)	Delaware (State or Other Jurisdiction of Incorporation)

333-132560 (Commission File Number)	38-2973806 (I.R.S. Employer Identification No.)	333-132560-01 (Commission File Number)	38-3372243 (I.R.S. Employer Identification No.)

Ford Credit Floorplan Corporation c/o Ford Credit SPE Management Office c/o Ford Motor Company World Headquarters — Suite 322-E1 One America Road Dearborn, Michigan	48126	Ford Credit Floorplan LLC c/o Ford Credit SPE Management Office c/o Ford Motor Company World Headquarters — Suite 322-E1 One America Road Dearborn, Michigan	48126

(Address of Principal Executive Offices)	(Zip Code)	(Address of Principal Executive Offices)	(Zip Code)

(313) 594-3495	(313) 594-3495

(Registrant’s telephone number including area code)	(Registrant’s telephone number including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 6.02 Change of Servicer or Trustee
SIGNATURES

Item 6.02 Change of Servicer or Trustee
     On October 1, 2006, the sale by JPMorgan Chase Bank, N.A. of select portions of the corporate trust business, including municipal and corporate and structured finance trusteeships, to The Bank of New York was closed. As a result of this sale, on October 1, 2006, pursuant to the terms and conditions of the Indenture, dated as of August 1, 2001 (the “Indenture”), by and between the issuer and JPMorgan Chase Bank, N.A. (f/k/a The Chase Manhattan Bank), as Indenture Trustee, The Bank of New York became the successor Indenture Trustee under the Indenture, each indenture supplement entered into pursuant thereto and each of the other transaction documents described therein and in each such indenture supplement.
     The Bank of New York is a New York banking corporation and will act as the Indenture Trustee under the Indenture, each such indenture supplement and each such other transaction document. The Bank of New York has been, and currently is, acting as indenture trustee and trustee for numerous transactions and programs involving pools of automobile receivables.
     The Prospectus Supplement sets forth the information required by Asset Backed Securities (Regulation AB), 17 C.F.R. 229.1109 (c) – (f).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the co-registrants have duly caused this Report to be signed on their respective behalfs by the undersigned hereunto duly authorized.

FORD CREDIT FLOORPLAN CORPORATION
By:	/s/ Joseph P. Topolski
Name:	Joseph P. Topolski
Title:	Assistant Secretary

FORD CREDIT FLOORPLAN LLC
By:	/s/ Joseph P. Topolski
Name:	Joseph P. Topolski
Title:	Assistant Secretary

Dated: October 5, 2006

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